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                                                               EXHIBIT 1.5

                   [BILINGUAL DOCUMENT WITH FRENCH LANGUAGE]


Countersigned and registered                          Toronto
Computershare Trust Company of Canada                 Montreal
Transfer Agent and Register                           Calgary
                                                      Vancouver
                                                      Halifax
                                                      Winnipeg

By:
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                                                        Authorized Officer

Or
Computer Trust Company, Inc.                            Denver, Colorado

By:
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                                                        Authorized Officer



[LOGO CAE]    CAE INC.

Incorporated Under the Canada Business Corporation Act

INCORPORATE 1947

THIS IS TO CERTIFY THAT

IS THE OWNER OF

Fully Paid and Non-Assessable Common Shares Of

                                    CAE INC.


transferable only on the registers of the Corporation upon surrender of this certificate with a transfer endossed thereon or delivered therewith duly executed by an appropriate person. This certificate is not valid unless courtersigned by the Transfer Agent and registered by the Registrar of the Corporation.

In Witness Whereof the Corporation has caused this certificate to be signed by its duty authorized officers.

Dated

President and Chief Executive Officer
[Signature here]

Executive Vice President, Chief
Financial Officer and Secretary
[Signature here]


The shares represented by this certificate are transferable at the principal offices of ComputerShare Trust Company of Canada in Toronto, Montreal, Calgary, Vancouver, Halifax, Winnipeg and at the offices of ComputerShare Trust Company, Inc. in New York, New York, Denver, Colorado.


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                           [Reverse of Certificate]

The class of shares represented by this certificate has rights, privileges, restrictions or conditions attached thereto and the Corporation will furnish to a shareholder, on demand and without charge a full copy of the text of:

(i) The rights, privileges, restrictions and conditions attached to each class authorized to be issued and to each series in so far as the same have been fixed by the directors; and

(ii) The authority of the directors to fix the rights, privileges, restrictions and conditions of subsequent series.

Requests for a copy of the text should be addressed to the Corporation's office at suite 3060, P.O. Box 30, Royal Bank Plaza, Toronto, Ontario, M5J 2J1.

The following abreviations shall be considered as though the words set forth, below opposite each abbreviation were written out in full where such abbreviation appears:

     TEN COM                   --- as tenants in common
     TEN ENT                   --- as tenants by the entireties
     JT  TEN                   --- as joint tenants with right of survivorship
                                   and not as tenants in common
     (Name) CUST (Name) UNIF   --- (Name) as Custodian for (Name) under the
     GIFT MIN ACT (State)          (State) Uniform Gifts to Minors Act

Additional abbreviations may also be used though not in the above list.


For value received, the undersigned hereby sells, assigns and transfers unto

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Please insert social insurance number or other identifying number of assignee

Notice: The signature to this assignement must correspond with the name as written upon the face of the certificate in every particular, without abreviation or enlargement on any change whatever.

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Shares represented by the within certificate and does hereby irrevocably constitute and appoint:

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Attorney to transfer the said shares in the registers of the within named
Corporation with full power of substitution in the premises.

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Dated

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Signature

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Witness

Until the Separation Time (defined in the Rights Agreement referred to below), this certificate also evidences rights of the holder described in an Amended and Restated Shareholder Protection Rights Plan Agreement dated
June 14, 2000 between the Corporation and Montreal Trust Company of Canada, as assigned to Computershare Trust Company of Canada (as the same may be amended from time to time, the "Rights Agreement") a copy of which is on file at the principal executive offices of the Corporation. Under certain circumstances set out in the Rights Agreement, the rights may be redeemed, may expire, may become null and void or may be evidenced by separate certificates and no longer evidenced by this certificate.